Exhibit 5

                            OPINION OF BRYAN CAVE LLP





                                  July 1, 1998

Mobile Mini, Inc.
1834 West Third Street
Tempe, Arizona  85281


         Re:      Registration State on Form S-3
                  ------------------------------


Ladies and Gentleman:

         In connection with the registration of 213,750 shares of common stock, par value $.01 per share (the "Common Shares") of Mobile Mini, Inc. (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling stockholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

         The Common Shares being registered are legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            Bryan Cave LLP



                                            /s/ Joseph P. Richardson
                                            Joseph P. Richardson